                                                                   Exhibit 10(d)

                                                                  EXECUTION COPY

================================================================================


                                 $200,000,000

                               CREDIT AGREEMENT

                                     Among

                          PPL CAPITAL FUNDING, INC.,
                                  as Borrower

                               PPL CORPORATION,
                      as Guarantor of the obligations of
                           PPL Capital Funding, Inc.

                          CREDIT SUISSE FIRST BOSTON,
                                   as Agent

                                      and

                            THE BANKS NAMED HEREIN


                          Dated as of January 3, 2001


         CREDIT SUISSE FIRST BOSTON, as Lead Arranger and Book Manager


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
SECTION 1.    AMOUNTS AND TERMS OF LOANS......................................................................  1
              --------------------------

    1.1       Commitments.....................................................................................  1
    1.2       Notices of Borrowing............................................................................  1
    1.3       Disbursement of Funds...........................................................................  2
    1.4       Repayment of Loans; Evidence of Debt............................................................  2
    1.5       Special Payment Provisions......................................................................  3
    1.6       Compensation....................................................................................  3
    1.7       Commitment Fee..................................................................................  3
    1.8       Reductions in Total Commitments.................................................................  4

SECTION 2.    INTEREST........................................................................................  4
              --------

    2.1       Rates of Interest...............................................................................  4
    2.2       Determination of Rate of Borrowing..............................................................  5
    2.3       Interest Payment Dates..........................................................................  5
    2.4       Conversions; Interest Periods...................................................................  5
    2.5       Increased Costs, Illegality, Etc................................................................  6

SECTION 3.    PAYMENTS........................................................................................  9
              --------

    3.1       Payments on Non-Business Days...................................................................  9
    3.2       Prepayments.....................................................................................  9
    3.3       Method and Place of Payment, Etc................................................................  9
    3.4       Net Payments...................................................................................  10

SECTION 4.    CONDITIONS PRECEDENT...........................................................................  11
              --------------------

    4.1       Conditions to Effectiveness....................................................................  11
    4.2       Conditions to Each Loan to Borrower............................................................  11

SECTION 5.    COVENANTS OF BORROWER AND PARENT...............................................................  12
              --------------------------------

    5.1       Financial Statements...........................................................................  12
    5.2       Mergers........................................................................................  13
    5.3       Ratings........................................................................................  13
    5.4       Liens..........................................................................................  13
    5.5       Consolidated Indebtedness to Consolidated Capitalization.......................................  13
    5.6       Morgan Stanley Revolving Credit Agreement......................................................  13

SECTION 6.    EVENTS OF DEFAULT WITH RESPECT TO BORROWER.....................................................  14
              ------------------------------------------

SECTION 7.    REPRESENTATIONS AND WARRANTIES OF BORROWER AND PARENT..........................................  15
              -----------------------------------------------------


SECTION 8.    AGENT..........................................................................................  17
              -----

    8.1       Appointment....................................................................................  17
    8.2       Nature of Duties...............................................................................  17
    8.3       Rights, Exculpation, Etc.......................................................................  18
    8.4       Reliance.......................................................................................  18
    8.5       Indemnification................................................................................  18
    8.6       The Agent, Individually........................................................................  19
    8.7       Resignation by the Agent.......................................................................  19

SECTION 9.    PARENT GUARANTEE...............................................................................  19
              ----------------


SECTION 10.   MISCELLANEOUS..................................................................................  21
              -------------

    10.1      Definitions....................................................................................  21
    10.2      Accounting Principles..........................................................................  29
    10.3      Exercise of Rights.............................................................................  29
    10.4      Amendment and Waiver...........................................................................  29
    10.5      Expenses; Indemnification......................................................................  30
    10.6      Successors and Assigns.........................................................................  30
    10.7      Notices, Requests, Demands.....................................................................  33
    10.8      Survival of Representations and Warranties.....................................................  33
    10.9      Governing Law..................................................................................  33
    10.10     Counterparts...................................................................................  33
    10.11     Terms Generally................................................................................  33
    10.12     Effectiveness..................................................................................  33
    10.13     Transfer of Office.............................................................................  33
    10.14     Proration of Payments..........................................................................  34
    10.15     Jurisdiction; Consent to Service of Process....................................................  34
    10.16     WAIVER OF JURY TRIAL...........................................................................  35
    10.17     Headings Descriptive...........................................................................  35

Bank Address Schedule

SCHEDULE I - Commitments

EXHIBIT A - Form of Promissory Note

EXHIBIT B - Form of Opinion of Senior Counsel of Borrower and Parent

EXHIBIT C - Form of Opinion of Thelen Reid & Priest LLP

EXHIBIT D - Form of Parent Compliance Certificate

          CREDIT AGREEMENT, dated as of January 3, 2001, among PPL CAPITAL FUNDING, INC., a Delaware corporation, as Borrower (the "Borrower"); PPL CORPORATION, a Pennsylvania corporation (the "Parent"), as guarantor of the obligations of Borrower hereunder; the banks listed on Schedule I hereto (each a "Bank" and collectively the "Banks"); and CREDIT SUISSE FIRST BOSTON, as administrative agent for the Banks to the extent and in the manner provided in
(S) 8 below (in such capacity, the "Agent") (all capitalized terms used herein shall have the meanings specified therefor in (S) 10.1 unless otherwise defined herein).

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower has requested that the Banks make available to the Borrower a credit facility for working capital and other general corporate purposes of the Borrower, including investments in, or loans to, affiliates of the Borrower;

          WHEREAS, the Banks are willing to make available to the Borrower a credit facility subject to and upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Borrower, the Guarantor, the Banks and the Agent hereby agree as follows:

           SECTION 1.  Amounts and Terms of Loans.
                       --------------------------

     1.1  Commitments
          -----------

          . Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time prior to the Expiry Date, to make a loan or loans (each a "Loan" and collectively for all Banks, the "Loans") to the Borrower, as requested by the Borrower, which Loans (i) shall at the option of the Borrower be initially maintained as Base Rate Loans or Eurodollar Loans, provided that all the Loans made by all the Banks at any one Borrowing must be either all Base Rate Loans or all Eurodollar Loans, (ii) shall be repaid in accordance with the provisions hereof and (iii) shall not exceed in aggregate principal amount at any time outstanding each Bank's Commitment hereunder. Amounts repaid may not be re-borrowed.

     1.2  Notices of Borrowing.  Whenever the Borrower desires to make a
          --------------------
Borrowing hereunder, it shall give to the Agent at the Payment Office (i) no later than 12:00 Noon (New York time) at least three Business Days' prior written notice or telephonic notice (confirmed in writing) of each Eurodollar Loan to be made hereunder and (ii) no later than 11:30 A.M. (New York time) on the date of such Borrowing written notice or telephonic notice (confirmed in writing) of each Base Rate Loan to be made hereunder. Each such notice (each a "Notice of Borrowing") shall state that the Borrowing is being made hereunder and shall specify the aggregate principal amount the Borrower desires to borrow hereunder, the date of Borrowing (which shall be a Business Day), the Type of Loans to be made pursuant to such Borrowing and the Interest Period to be applicable thereto. The Agent shall promptly give each Bank telephonic notice (confirmed in writing) of the proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by a Notice of Borrowing. Each Borrowing shall be in an integral multiple of $1,000,000 and not less than $10,000,000 and shall be made from each Bank in the proportion which its respective Commitment bears to the Total Commitment except as otherwise specifically provided in (S) 2.5. The failure of any Bank to make any Loan required hereby shall not release any other Bank from its obligation to make Loans as provided herein.

     1.3  Disbursement of Funds.  No later than 12:00 Noon (New York time) (or,
          ---------------------
in the case of Base Rate Loans, 2:00 P.M. (New York time)) on the date specified in a Notice of Borrowing each Bank will make available the amount of its pro
                                                                         ---
rata portion of the Loans requested to be made on such date in U.S. dollars and
----
in immediately available funds, to the Agent at the Payment Office. The Agent will make available to the Borrower not later than 1:00 P.M. (New York time) (or, in the case of Base Rate Loans, 3:00 P.M. (New York time)) on such date at the Payment Office the aggregate of the amounts in immediately available funds made available by the Banks against delivery to the Agent at the Payment Office, or at such other office as the Agent may specify, of the documents and papers provided for herein. The Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order.

     1.4  Repayment of Loans; Evidence of Debt.  (a) The outstanding principal
          ------------------------------------
balance of each Loan shall be due and payable by the Borrower on the Expiry Date. Each Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in (S) 2.1. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank resulting from each Loan made by such Bank from time to time to the Borrower, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. The Agent shall maintain the Register pursuant to (S) 1.4(b), and a subaccount for each Bank and the Borrower, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof. The entries made in the Register and accounts maintained pursuant to this (S) 1.4 shall be prima facie
                                                                   ----- -----
evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Agent to maintain such
--------  -------
account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (b) The Agent shall maintain at the Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Loans owing to each Bank from the Borrower from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Borrower, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (c) At the request of any Bank, the Borrower's obligation to repay any Loan shall be evidenced by delivery of one or more promissory notes, in substantially the form of Exhibit A. Such note shall be in the initial amount of such Bank's Commitment and stated to mature on the Expiry Date and bear interest from its date until paid in full on the principal amount of the Loan outstanding thereunder payable at the rates and in the manner provided herein.

     1.5  Special Payment Provisions.  Unless the Agent shall have been notified
          --------------------------
by any Bank prior to any date of a Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of a Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall pay such amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such amount in respect of each day from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent, at a rate per annum equal to (i) in the case of such Bank, the Federal Funds Rate and (ii) in the case of the Borrower, the applicable rate provided in (S) 2.1 for the applicable Type of Loan. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of the failure of such Bank to perform its obligations hereunder.

     1.6  Compensation.  The Borrower shall compensate each Bank, upon such
          ------------
written request given promptly after learning of the same, for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Loans and any loss sustained by such Bank in connection with the re-employment of such funds), which the Bank sustains: (i) if for any reason (other than a failure of such Bank to perform its obligations) a Borrowing of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn or canceled pursuant to (S) 2.5 or otherwise), (ii) if any repayment or conversion (pursuant to (S)
2.5 or otherwise) of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, or (iii) without duplication of any amounts paid pursuant to (S) 2 hereof, as a consequence of any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement. A certificate as to any amounts payable to any Bank under this (S) 1.6 submitted to the Borrower by such Bank shall show the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

     1.7  Commitment Fee.  The Borrower agrees to pay to the Agent for pro rata
          --------------                                               --- ----
distribution to each Bank a Commitment Fee (the "Commitment Fee"), for the period from the Closing Date until the Expiry Date or such earlier date as the Total Commitment shall be terminated by the Borrower, on the average daily unused amount of the Commitments, computed at the Applicable Commitment Fee Percentage per annum computed on the basis of the number of days actually elapsed over a year of 365 or 366 days and payable quarterly in arrears on the last day of each calendar quarter and on the Expiry Date or such earlier date as the Total Commitment shall be terminated by the Borrower.

     1.8  Reductions in Total Commitments.  (a) The Borrower shall have the
          -------------------------------
right, upon at least 3 Business Days' prior written notice to the Agent at the Payment Office (which notice the Agent shall promptly transmit to each of the Banks), to reduce permanently the Total Commitment, in an aggregate amount equal to an integral multiple of $1,000,000 and not less than $10,000,000, or to terminate the unutilized portion of the Total Commitment, provided that (i) any
                                                          --------
such reduction or termination shall apply proportionately to the Commitments of the Banks and (ii) no such termination or reduction shall be made that would reduce the Total Commitments to an amount less than the aggregate outstanding principal amount of Loans.

          (b) The Total Commitment shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to (S)(S) 3.2(b)(i) or (ii) in an amount equal to such required prepayments, provided that any such reduction shall apply proportionately to the Commitments
--------
of the Banks.

          (c) The Total Commitment shall be automatically and permanently reduced on January 15, 2001 to an amount equal to the then aggregate outstanding principal amount of the Loan.

          (d) The Total Commitment shall be automatically and permanently reduced on each date on which the Borrower shall have voluntarily reduced or voluntarily terminated commitments under the Morgan Stanley Revolving Credit Agreement, in an aggregate amount comparable to the amount of such reduction or termination under the Morgan Stanley Revolving Credit Agreement, provided that
                                                                 --------
any such required reduction or termination to be applied to any Commitments hereunder shall be applied proportionately to the Commitments of the Banks.

          SECTION 2.  Interest.
                      --------

     2.1  Rates of Interest.  (a)  The Borrower agrees to pay interest in
          ------------------
respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to (S) 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to (S) 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the relevant Quoted Rate plus the Applicable Eurodollar Margin plus the Applicable Utilization Fee, if any.

          (c) The Borrower agrees to pay interest in respect of overdue principal of, and overdue interest in respect of, each Loan made to it, on demand, at a rate per annum which shall be 2% in excess of the Base Rate in effect from time to time.

          (d) Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year; provided, however, that for any rate of interest
                                --------  -------
determined by reference to the Prime Rate, interest shall be computed on the actual number of days elapsed on the basis of a year of 365 or 366 days.

          (e) In computing interest on the Loans, the date of the making of a Loan shall be included and the date of payment shall be excluded, provided,
                                                                  --------
however, that if a Loan is repaid on the same day on which it is made, such day
-------
shall nevertheless be included in computing interest thereon.

     2.2  Determination of Rate of Borrowing.  As soon as practicable after
          ----------------------------------
10:00 A.M. (New York time) on the second Business Day prior to the commencement of any Interest Period with respect to a Eurodollar Loan, the Agent shall determine (which determination, absent manifest error, shall be final, conclusive and binding upon all parties) the rate of interest which shall be applicable to such Eurodollar Loan for the Interest Period applicable thereto and shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the Borrower and the Banks. In the event that there is no applicable rate for such Eurodollar Loan: (i) the Agent shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the Borrower and the Banks, (ii) such Loan shall be deemed to have been requested to be made as a Base Rate Loan and (iii) the rate applicable to such Loan shall be the Base Rate in effect from time to time.

     2.3  Interest Payment Dates.  Accrued interest shall be payable (i) in
          ----------------------
respect of each Eurodollar Loan, at the end of the Interest Period relating thereto, (ii) in respect of each Base Rate Loan, at the end of each Interest Period relating thereto and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

     2.4  Conversions; Interest Periods.  (a)  The Borrower shall have the
          -----------------------------
option to convert on any Business Day all or a portion at least equal to $10,000,000 of the outstanding principal amount of the Loans made to it pursuant to one or more Borrowings of one Type of Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) except as provided in (S) 2.5(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Loans pursuant to such Borrowing to less than $10,000,000 and (ii) Loans may only be converted into Eurodollar Loans if no Default or Event of Default with respect to the Borrower is in existence on the date of the conversion. Each such conversion shall be effected by the Borrower by giving the Agent at its Payment Office, prior to 12:00 Noon (New York time), at least three Business Days (or by 12:00 Noon on the same Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion.

          (b) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two or three month period or, subject to availability on the part of each Bank, such shorter period as ends on the Expiry Date. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for a Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) no Interest Period in respect of a Borrowing of Loans shall extend beyond the Expiry Date; and

          (iv) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period.

If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to a Borrowing of Eurodollar Loans as provided above or is unable to elect a new Interest Period as a result of (S) 2.4(a)(ii) above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

     2.5  Increased Costs, Illegality, Etc.  (a)  In the event that any Bank
          ---------------------------------
(including the Agent) shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i), (ii) and (iii), shall be made only after consultation with the Borrower and the Agent on the date of such determination) that:

          (i) on any date for determining the Quoted Rate for any Interest Period, by reason of any change after the date hereof affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Quoted Rate; or

          (ii) at any time, by reason of (y) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof by a governmental authority or otherwise (provided
                                                                      --------
     that, in the case of an interpretation not by a governmental authority, such interpretation shall be made in good faith and shall have a reasonable basis) and including the introduction of any new law or governmental rule, regulation or order), to the extent not provided for in clause (iii) below, or (z) in the case of Eurodollar Loans, other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market, the Quoted Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Eurodollar Loan; or

          (iii) at any time, by reason of the requirements of Regulation D or other official reserve requirements, the Quoted Rate shall not represent the effective pricing to such Bank for funding or maintaining the affected Eurodollar Loan; or

          (iv) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or would cause severe hardship to such Bank as a result of a contingency occurring after the date hereof which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Bank so affected shall on such date of determination give notice (by telephone confirmed in writing) to the Borrower and to the Agent (who shall give similar notice to each Bank) of such determination. Thereafter, (x) in the case of clause (i), (ii) or (iii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts deemed in good faith by such Bank to be material (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Eurodollar Loan at a rate per annum equal to the then Applicable Eurodollar Margin in excess of the effective pricing to such Bank to make or maintain such Eurodollar Loan and (y) in the case of clause (iv), the Borrower shall take one of the actions specified in (S) 2.5(b) as promptly as possible and, in any event, within the time period required by law. A certificate as to additional amounts owed any such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower and the Agent by such Bank shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto.

          (b) At any time that any of its Loans are affected by the circumstances described in (S) 2.5(a) the Borrower may (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent notice thereof by telephone (confirmed in writing) on the same date that the Borrower was notified by the affected Bank pursuant to
(S) 2.5(a) or (ii) if the affected Eurodollar Loan is then outstanding, upon at least 3 Business Days' written notice to the Bank, require the Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank
                                            --------
is affected at any time, then all affected Banks must be treated in the same manner pursuant to this (S) 2.5(b).

          (c) In the event that the Borrower shall be paying additional amounts to a Bank pursuant to (S) 2.5(a)(i), (ii) or (iii) or (S) 2.5(d) (and, in the case of (S) 2.5(d), such Bank has not eliminated the increased costs by designating a new Applicable Lending Office) or is unable to incur a Eurodollar Loan from such Bank because of the existence of a condition described in (S) 2.5(a)(iv) (any such Bank, an "Affected Bank") covering a period of 90 consecutive days, the Borrower, the Agent and the Affected Bank shall consult with a view towards (but being under no obligation to) amending this Agreement, with the consent of the Banks other than the Affected Bank (the "Unaffected Banks") which, at such time, have outstanding two-thirds of the aggregate principal amount of the Loans outstanding hereunder (exclusive of the aggregate principal amount of the Loans outstanding of the Affected Bank), to provide for
(i) the termination of the Affected Bank's Commitment, provided that such
                                                       --------
termination is accompanied by payment in full of the outstanding amount of all Loans of the Affected Bank, interest accrued on such amount to the date of payment and all other liabilities and obligations of the Borrower hereunder (including, without limitation, amounts payable pursuant to (S) 1.6,
(S) 2.5(a) or (S) 2.5(d)) with respect to the Affected Bank, and (ii) the substitution of another bank for the Affected Bank and/or the increase, pro rata
                                                                        --- ----
or otherwise, of the Commitments of the Unaffected Banks or otherwise, so that the Total Commitment remains the amount which would be applicable in the absence of the occurrence of clause (i) of this (S) 2.5(c); provided that no Commitment
                                                    --------
of any Unaffected Bank may be changed without the consent of such Bank.

          (d) If any Bank reasonably determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then promptly upon receipt of a written demand from such Bank meeting the requirements of this
(S) 2.5(d), the Borrower agrees to pay such Bank such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank of making Loans to the Borrower, as a result of such increase in capital for the first Compensation Period (as defined below). After the initial written demand for payment in respect of this (S) 2.5(d) is delivered to the Borrower by such Bank, written demand for payment may be submitted for each Compensation Period thereafter that this Agreement remains in effect as to such Bank. Each such written demand shall (i) specify (a) the event pursuant to which such Bank is entitled to claim the additional amount, (b) the date on which the event occurred and became applicable to the Bank and (c) the Compensation Period for which the amount is due and (ii) set out in reasonable detail the basis and computation of such additional amount. Each period for which the additional amounts may be claimed by such Bank (a "Compensation Period") shall be the lesser of (x) the number of days actually elapsed since the date the event occurred and became applicable to such Bank or (y) 90 days. Payments made by the Borrower to any Bank in respect of this (S) 2.5(d) shall be made on the last day of the Compensation Period specified in each written demand with a final payment to be made on the date of termination of this Agreement as to such Bank. Provided that each Bank acts reasonably and in good faith and uses averaging and attribution methods which are reasonable in determining any additional amounts due under this (S) 2.5(d), such Bank's determination of compensation owing under this (S) 2.5(d) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. No Bank shall be entitled to compensation under this (S) 2.5(d) for any costs incurred with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs not more than 60 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs.

          (e) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of (S) 2.5(d) with respect to such Bank, such Bank shall, if requested by the Borrower, designate another Applicable Lending Office for any Loans affected by such event with the objective of eliminating, avoiding or mitigating the consequence of the event giving rise to the operation of such section; provided that such Bank and its Applicable Lending Office shall not, in
         --------
the sole judgment of such Bank, suffer any economic, legal or regulatory disadvantage. Nothing in this (S) 2.5(e) shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in (S) 2.5(d).

            SECTION 3.  Payments.
                        --------

       3.1  Payments on Non-Business Days. Whenever any payment to be made
            -----------------------------
hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

       3.2  Prepayments. (a)  Voluntary Prepayments. The Borrower shall have
            -----------       ---------------------
the right to prepay the Loans in whole or in part, without premium or penalty, from time to time pursuant to this (S) 3.2(a) on the following terms and conditions: (i) the Borrower shall give the Agent at the Payment Office at least 3 Business Days' prior written notice or telephonic notice (confirmed in writing) of its intent to prepay such Loans, which notice shall specify the amount of such prepayment and the specific Borrowing to be prepaid, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an integral multiple of $1,000,000 and not less than $10,000,000 (or, if less, the amount then remaining outstanding in respect of the Borrowing being prepaid); (iii) each prepayment in respect of Loans made pursuant to one Borrowing shall be applied pro rata among the Banks on the basis of such Loans,
                           --- ----
except as otherwise provided in (S) 2.5; and (iv) at the time of any prepayment, the Borrower shall pay all interest accrued on the principal amount of said prepayment and, if the Borrower prepays any Eurodollar Loan on any day other than the last day of an Interest Period applicable thereto, the Borrower shall compensate the Banks for losses sustained as a result of such prepayment to the extent and as provided in (S) 1.6.

            (b)    Mandatory Prepayments.  (i)  The Borrower shall, within 10
                   ---------------------
business days of receipt of Net Cash Proceeds (A) by the Parent or the Borrower from the issuance by the Parent or the Borrower of Specified Equity or (B) by the Parent, the Borrower or PPL Energy Supply from the issuance by the Parent, the Borrower or PPL Energy Supply of Specified Debt, prepay an aggregate outstanding principal amount of the Loans in an amount equal to the amount of such Net Cash Proceeds (or, if the Morgan Stanley Revolving Credit Agreement is outstanding, prepay Loans hereunder and Borrowings thereunder, on a ratable basis, based on the total outstanding principal amount thereof). The provisions set forth in (S)(S) 3.2(a)(iii) and (iv) shall be applicable to the prepayments made under this (S) 3.2(b).

            (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Loans comprising part of the same Borrowings, in an amount equal to the amount by which the aggregate principal amount of the outstanding Loans exceeds the Total Commitment on such Business Day.

            (iii) The Borrower shall, on each date on which the Borrower shall have voluntarily prepaid loans outstanding under the Morgan Stanley Revolving Credit Agreement, prepay an aggregate principal amount of the Loans hereunder comprising part of the same Borrowings, in an aggregate amount comparable to the amount of such prepayments under the Morgan Stanley Revolving Credit Agreement.

       3.3  Method and Place of Payment, Etc. Except as expressly provided
            --------------------------------
herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks not later than Noon (New York time) on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office (or, if such payment is made in respect of principal of or interest on any Eurodollar Loan, for the account of such non-U.S. office of the Agent as the Agent may from time to time direct). Unless the Agent shall have been notified by the Borrower prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, at its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, at its discretion and in reliance upon such assumption, make available to each Bank (for the account of its applicable lending office) on such payment date an amount equal to such Bank's share of such assumed payment. If the Borrower has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Rate. On the commencement date of each Interest Period and on each date occurring two Business Days prior to an Interest Payment Date, the Agent shall notify the Borrower of the amount of interest and/or fees due at the end of such Interest Period or on such Interest Payment Date (assuming, in the case of Base Rate Loans, that there is no change in the rate of interest applicable to the applicable Base Rate Loan); provided, however, that failure to so notify the
                            --------  -------
Borrower shall not affect the Borrower's obligation to make any such payments.

       3.4  Net Payments.  All payments under this Agreement shall be made
            ------------
without set-off or counterclaim and in such amounts as may be necessary in order that all such payments of principal and interest in connection with Loans (after deduction or withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, excluding any tax on or measured by the net income of a Bank pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located or in which such Bank maintains a place of business (all such non-excluded taxes, levies, imposts, duties or other charges, the "Taxes") and (ii) any taxes on or measured by the net income payable by any such Bank with respect to the amount by which the payments required to be made by this (S) 3.4 exceed the amount otherwise specified to be paid under this Agreement) shall not be less than the amounts otherwise specified to be paid under this Agreement; and the Borrower further agrees to pay and to save the Agent and the Banks (and any participant, to the extent provided in Section 10.6(b)(B)) harmless, on an after-tax basis, from all liability for Taxes on or in connection with Loans or any payments thereunder, and any interest, penalties or additions with respect thereto, provided, however, that such interest, penalties and additions are not
         --------  -------
a result of any action, omission or failure to act on the part of the Agent or the Banks. A certificate as to any additional amounts payable to any Bank under this (S) 3.4 submitted to the Borrower by such Bank shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

            SECTION 4.  Conditions Precedent.
                        --------------------

       4.1  Conditions to Effectiveness.  On the Closing Date:
            ---------------------------

            (a) The Agent shall have received from the general counsel or senior counsel of PPL a favorable opinion dated the Closing Date substantially in the form of Exhibit B hereto.

            (b) The Agent shall have received an opinion of Thelen Reid & Priest LLP, counsel for Borrower and Parent, addressed to the Agent and the Banks, dated the Closing Date, with respect to the enforceability of this Agreement against Borrower, and with respect to the enforceability of the guarantee hereunder by Parent of the obligations of Borrower against Parent, substantially in the form of Exhibit C hereto.

            (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement (including resolutions of the Board of Directors of Borrower and Parent and certificates as to the incumbency of the officers signing this Agreement or any certificate delivered in connection herewith) shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents that it has requested, such documents where appropriate to be certified by proper corporate or governmental authorities.

            (d) The Agent shall have received from each of the Banks, Borrower and Parent a duly executed and delivered counterpart hereof.

            (e) The conditions set forth in (S) 4.2 (other than (S) 4.2(c)) shall have been satisfied.

            (f) The Agent shall have received from the Borrower a true and correct copy of the Morgan Stanley Revolving Credit Agreement, in effect as of the Closing Date.

       4.2  Conditions to Each Loan to Borrower  The obligation of each Bank to
            -----------------------------------
make each Loan to Borrower (excluding any conversions of one Type of Loan to another Type pursuant to (S) 2.5(b)) hereunder is subject, at the time of the making of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions, with the making of each such Loan constituting a representation and warranty by Borrower that the conditions specified in (S)(S) 4.2(a), (b) and (d) below are then satisfied:

            (a)   No Default.  At the time of the making of each such Loan to
                  ----------
Borrower and after giving effect thereto, there shall exist no Default or Event of Default.

            (b)   Representations and Warranties. At the time of the making of
                  ------------------------------
each Loan to Borrower and after giving effect thereto, all representations and warranties contained in (S) 7 hereof shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

            (c)   Notice of Borrowing. The Agent shall have received a Notice of
                  -------------------
Borrowing from Borrower as required by (S) 1.2.

            (d)   No Adverse Change. Since December 31, 1999, there shall have
                  -----------------
been no change in the business, assets, financial condition or operations of Parent and its Subsidiaries taken as a whole which materially and adversely affects the ability of Parent to perform any of its obligations hereunder.

            (e)   Morgan Stanley Revolving Credit Agreement. The Agent shall
                  -----------------------------------------
have received evidence in form and substance satisfactory to it that (S) 3.2(b) of the Morgan Stanley Revolving Credit Agreement has been amended, waived or modified to (i) permit application of Net Cash Proceeds ratably between the Banks under this Agreement and the lenders under the Morgan Stanley Revolving Credit Agreement and (ii) confirm that proceeds of Loans under this Agreement do not constitute "Specified Debt", as defined in the Morgan Stanley Revolving Credit Agreement.

            SECTION 5.  Covenants of Borrower and Parent.  While this Agreement
                        --------------------------------
is in effect and until the Total Commitment has been terminated and all obligations of Borrower and Parent hereunder shall have been paid in full, each of Borrower and Parent agrees that:

     5.1    Financial Statements.  Parent will furnish to each Bank:
            --------------------

            (a) within 120 days after the end of each fiscal year (i) an auditors' report, including a balance sheet as at the close of such fiscal year and statements of income, shareowners' common equity and cash flows for such year for Parent and its consolidated Subsidiaries prepared in conformity with GAAP, with an opinion expressed by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by it and
     (ii) Parent's unconsolidated balance sheet as at the close of such fiscal year and statements of income, shareholders common equity and cash flows for such year;

            (b) within 60 days after the end of each of the first three quarters in each fiscal year, a balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flows for such quarterly period for (i) Parent and its consolidated Subsidiaries prepared in conformity with GAAP, and (ii) Parent's unconsolidated balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flow for such quarterly period;

            (c) within 120 days after the end of each fiscal year, a copy of Parent's Form 10-K Report to the Securities and Exchange Commission ("SEC") and within 60 days after the end of each of the first three quarters in each fiscal year, a copy of Parent's Form 10-Q Report to the SEC;

            (d) from time to time, with reasonable promptness, such further information regarding Parent's business, affairs and financial condition as any Bank may reasonably request; and

            (e) upon acquiring knowledge of the existence of a Default or Event of Default with respect to Borrower a certificate of a financial officer of Parent and an officer of Borrower specifying: (i) the nature of such Default or Event of Default, (ii) the period of the existence thereof, and (iii) the actions that Parent and Borrower propose to take with respect thereto.

            The financial statements required to be furnished pursuant to clauses (a) and (b) above shall be accompanied by a certificate of a principal financial officer of Parent to the effect that no Default or Event of Default with respect to Borrower has occurred and is continuing. The financial statements required to be furnished pursuant to clause (a) above shall also be accompanied by a Compliance Certificate in the form of Exhibit D hereto ("Parent Compliance Certificate") demonstrating compliance with (S) 5.5.

      5.2   Mergers.  (i) (1) Parent will not merge or consolidate with any
            -------
Person if Parent is not the survivor unless (a) the survivor assumes Parent's obligations hereunder, (b) substantially all of the consolidated assets and consolidated revenues of the survivor are anticipated to come from a utility or energy business or utility or energy businesses and (c) the senior unsecured debt ratings of the survivor by Moody's or S&P, as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Required Banks), are at least equal to the ratings of Parent's senior unsecured debt immediately prior to such merger or consolidation; and (2) Parent will not dispose of any common stock of the Borrower or any securities convertible into common stock of the Borrower, except in connection with any merger or consolidation permitted under this (S) 5.2, and except that Parent shall be allowed to sell, transfer or otherwise dispose of PPL's common stock to PPL or any Subsidiary of Parent.

            (ii) Borrower will not merge into or consolidate with any other Person except (a) Parent or a successor of Parent permitted by this Section or
(b) any other Person which is a wholly owned subsidiary of Parent or a successor of Parent permitted by this Section.

      5.3   Ratings. Borrower and Parent will each notify the Banks as soon as
            -------
practicable upon obtaining knowledge of any change in, or cessation of, ratings of Parent's senior unsecured debt by Moody's or S&P.

      5.4   Liens. Parent will not create, incur, or suffer to exist any Lien in
            -----
or on the common stock of PPL or Borrower or on securities convertible into the common stock of PPL or Borrower (in either case, now or hereafter acquired) other than Permitted Liens.

      5.5   Consolidated Indebtedness to Consolidated Capitalization. The ratio
            --------------------------------------------------------
of Consolidated Indebtedness of Parent to Consolidated Capitalization of Parent shall not exceed 70% at any time.

      5.6   Morgan Stanley Revolving Credit Agreement.  Borrower shall not cause
            -----------------------------------------
any term of the Morgan Stanley Revolving Credit Agreement to be amended, waived or otherwise modified at its request or with its consent unless (i) it gives the Agent prior notice thereof, and (ii) Borrower and Parent offer to make or approve substantially identical amendments, waivers or modifications to this Agreement within three Business Days of any request by the Agent to do so (it being acknowledged that any collateral delivery may be made on an equal and ratable basis between the Morgan Stanley Revolving Credit Agreement and this Agreement).

          SECTION 6.  Events of Default with Respect to Borrower
                      ------------------------------------------

          Each of the following events shall constitute an "Event of Default":

          6.1  Representations, Etc.  Any certificate furnished by Borrower or
               --------------------
     Parent to the Banks pursuant hereto shall prove to have been incorrect in any material respect or any of the representations and warranties made by Borrower or Parent herein or in connection herewith shall prove to have been incorrect in any material respect when made; or

          6.2  Principal and Interest.  Either Borrower or Parent shall fail to
               ----------------------
     make any payment of principal on any Loan to Borrower or any other payment payable by Borrower or Parent hereunder when due or, in the case of interest or fees, within 10 days of the due date thereof; or

          6.3  Defaults by Borrower or Parent Under Other Agreements.  Borrower
               -----------------------------------------------------
     or Parent shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $40,000,000, in the case of Indebtedness of Parent or Indebtedness of Borrower guaranteed by Parent or, in the case of Indebtedness of Borrower not guaranteed by Parent, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument (including any term, covenant, condition or agreement herein) evidencing or governing any such Indebtedness in a principal amount in excess of, in the case of Indebtedness of Parent or Indebtedness of Borrower guaranteed by Parent, $40,000,000 or, in the case of Indebtedness of Borrower not guaranteed by Parent, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or

          6.4  Judgments.  Borrower or Parent shall fail within 60 days to pay,
               ---------
     bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 that is not stayed on appeal or otherwise being appropriately contested in good faith; or

          6.5  Bankruptcy, Etc.  Borrower or Parent shall commence a voluntary
               ---------------
     case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case shall be commenced against Borrower or Parent or such case shall be controverted but shall not be dismissed within 60 days after the commencement of the case; or Borrower or Parent shall not generally be paying its debts as they become due; or a custodian (as defined in the Bankruptcy Code) shall be appointed for, or shall take charge of, all or substantially all of the property of Borrower or Parent or Borrower or Parent shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or Parent or there shall be commenced against Borrower or Parent any such proceeding which remains undismissed for a period of 60 days or Borrower or Parent or there shall be commenced against Borrower or Parent any such proceeding which remains undismissed for a period of 60 days or Borrower or Parent shall be adjudicated in solvent or bankrupt; or Borrower or Parent shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding shall be entered; or Borrower or Parent by any act or failure to act shall indicate its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like for it or any substantial part of its property or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days; Borrower or Parent shall make a general assignment for the benefit of creditors; or any corporate action shall be taken by Borrower or Parent for the purpose of effecting any of the foregoing;

          6.6  Other Covenants.  Borrower or Parent shall fail to perform or
               ---------------
     observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days (or, in the case of such a failure with respect to Section 5.6, 10 days) after written notice thereof shall have been received by Borrower or Parent, as the case may be, from the Agent or the Required Banks.

If any Event of Default as specified in this (S) 6 shall then be continuing, then either or both of the following actions may be taken: (i) the Agent, at the direction of the Required Banks, shall by written notice to Parent and Borrower, declare the principal of and accrued interest in respect of all of the outstanding Loans to be, whereupon the same and all other amounts due hereunder shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Parent and Borrower, anything contained herein to the contrary notwithstanding, and (ii) the Agent, at the direction of the Required Banks, shall, by written notice to Parent and Borrower, declare the Total Commitment terminated, whereupon the Commitment of each Bank and the obligation of each Bank to make its Loans hereunder shall terminate immediately and any accrued Commitment Fee owed shall forthwith become due and payable without any other notice of any kind; provided
                                                                       --------
that if an Event of Default described in (S) 6.5 shall occur with respect to Borrower, the results which would otherwise occur only upon the giving of written notice by the Agent to Borrower as specified in clauses (i) and (ii) above shall occur automatically without the giving of any such notice and without any instruction by the Required Banks to give such notice.

          SECTION 7.  Representations and Warranties of Borrower and Parent.
                      -----------------------------------------------------

          In order to induce the Banks to enter into this Agreement and to make the Loans to Borrower as provided for herein, each of Borrower and Parent makes the following representations and warranties to the Banks:

          7.1  Corporate Status.  Parent is duly incorporated, validly existing
               ----------------
     and in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power to make and perform this Agreement, and Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to make and perform this Agreement and to borrow hereunder.

          7.2  Authority; No Conflict.  The making and performance by Parent and
               ----------------------
     Borrower of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of its charter or by-laws, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which Parent or Borrower, as the case may be, is a party.

          7.3  Legality, Etc.  This Agreement constitutes the legal, valid and
               -------------
     binding obligation of each of Parent and Borrower, enforceable against Parent or Borrower, as the case may be, in accordance with its terms except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies.

          7.4  Financial Statements.  The consolidated financial statements of
               --------------------
     Parent for the year ended as at December 31, 1999, furnished to the Banks, fairly present Parent's consolidated financial position at December 31, 1999 and the results of its consolidated operations for the year then ended and were prepared in accordance with GAAP. Since that date there has been no adverse change in the business, assets, financial condition or operations of Parent that would materially and adversely affect its ability to perform any of its obligations hereunder.

          7.5  Litigation.  Except as disclosed in or contemplated by Parent's
               ----------
     Form 10-K Report to the SEC for the year ended December 31, 1999, or in any subsequent Form 10-Q Report or otherwise furnished in writing to the Banks, no litigation, arbitration or administrative proceeding against Parent or Borrower is pending or, to Parent's knowledge, threatened, which, if determined adversely, would materially and adversely affect the ability of Parent to perform any of its obligations under this Agreement. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of Parent, threatened which questions the validity of this Agreement.

          7.6  No Violation.  No part of the proceeds of the borrowings by
               ------------
     Borrower under this Agreement will be used, directly or indirectly by Borrower or any Subsidiary of Parent for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. Neither Parent nor Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

          7.7  ERISA.  There have not been any "reportable events," as that term
               -----
     is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, which would result in a material liability to Parent.

          7.8  Consents.  No authorization, consent or approval from
               --------
     governmental bodies or regulatory authorities is required for the making and performance by Parent or Borrower of this Agreement, except such authorizations, consents and approvals as have been obtained prior to the making of any Loans and are in full force and effect at the time of the making of each Loan.

          7.9   Investment Company Act.  Neither Parent nor Borrower is an
                ----------------------
     "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, in order not to be subject to the prohibitions of Section 7 of such Act.

          7.10  Public Utility Holding Company Act.  Parent is a "holding
                ----------------------------------
     company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from such Act (except for the provisions of Section 9(a)(2) thereof) by virtue of an order of the SEC pursuant to
     Section 3(a)(1) thereof. Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.11  Tax Returns.  Parent and Borrower have filed or caused to be
                ------------
     filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP.

          7.12  Compliance with Laws.  Each of Parent and Borrower is in
                --------------------
     compliance with all laws, regulations and orders of any governmental authority except to the extent (A) such compliance is being contested in good faith by appropriate proceedings or (B) non-compliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations hereunder.

          SECTION 8.  Agent.
                      -----

     8.1  Appointment.  The Banks hereby appoint Credit Suisse First Boston as
          -----------
Agent (such term to include Agent acting as Agent) to act as herein specified. Each Bank hereby irrevocably authorizes, and each assignee of any Bank shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement and any instruments, documents and agreements referred to herein (such instruments, documents and agreements being herein referred to as the "Loan Documents") and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

     8.2  Nature of Duties.  The duties of the Agent shall be mechanical and
          ----------------
administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein. Each Bank shall make its own independent investigation of the financial condition and affairs of Borrower and Parent and each of their Subsidiaries in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of

Parent and Borrower; and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Bank for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by (S) 8.3.

     8.3  Rights, Exculpation, Etc.  Neither the Agent nor any of its officers,
          ------------------------
directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the financial condition of Borrower or Parent. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or Parent, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement or any of the Loan Documents until it shall have received such instructions from the Required Banks or all Banks, as required. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the Loan Documents in accordance with the instructions of the Required Banks or all Banks, as required.

     8.4  Reliance.  The Agent shall be entitled to rely upon any written
          --------
notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     8.5  Indemnification.  To the extent that the Agent is not reimbursed and
          ---------------
indemnified by Parent or Borrower, the Banks will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the Loan Documents, in proportion to their respective Commitments hereunder; provided, however, that no Bank shall be
                                        --------  -------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Banks under this (S) 8.5 shall survive the payment in full of outstanding Loans and the termination of this Agreement.

     8.6  The Agent, Individually.  With respect to its Commitment hereunder and
          -----------------------
the Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The terms "Banks," "Required Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank or one of the Required Banks. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or Parent as if it were not acting pursuant hereto.

     8.7  Resignation by the Agent.  The Agent may resign from the performance
          ------------------------
of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to the Borrower, Parent and the Banks. Such resignation shall take effect upon the expiration of such 30 Business Day period or upon the earlier appointment of a successor. Upon any such resignation, the Required Banks shall appoint a successor Agent who shall be satisfactory to the Borrower and Parent and shall be an incorporated bank or trust company. In the event no such successor shall have been so appointed, then any notification, demand or other communication required or permitted to be given by the Agent on behalf of the Banks to the Borrower shall be sufficiently given if given by the Required Banks, and any notification, demand, other communication, document, statement, other paper or payment required to be made, given or furnished by Borrower or Parent to the Agent for distribution to the Banks shall be sufficiently made, given or furnished if made, given or furnished by Borrower or Parent, as applicable, directly to each Bank entitled thereto and, in the case of payments, in the amount to which each such Bank is entitled from the Borrower. All powers specifically delegated to the Agent by the terms hereof may be exercised by the Required Banks.

          SECTION 9.  Parent Guarantee.
                      ----------------

          In order to induce the Banks to extend credit hereunder to Borrower, Parent hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, the Borrower Obligations. Parent further agrees that the due and punctual payment of the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Borrower Obligation.

          Parent waives presentment to, demand of payment from and protest to Borrower of any of the Borrower Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Parent hereunder shall not be affected by (a) the failure of any Bank or the Agent to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of this Agreement or otherwise, (b) change or increase in the amount of any of the Borrower Obligations, whether or not consented to by Parent, or (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement.

          Parent further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Borrower Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of any other person.

          The obligations of Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Borrower Obligations, any impossibility in the performance of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Borrower Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of Parent or otherwise operate as a discharge of Parent or Borrower as a matter of law or equity.

          Parent further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by the Agent or any Bank upon the bankruptcy or reorganization of Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which the Agent or any Bank may have at law or in equity against Parent by virtue hereof, upon the failure of Borrower to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Parent hereby promises to and will, upon receipt of written demand by the Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Borrower Obligation.

          Upon payment by Parent of any Borrower Obligation, each Bank shall, in a reasonable manner, assign the amount of such Borrower Obligation owed to it and so paid to Parent, such assignment to be pro tanto to the extent to which
                                             --- -----
the Borrower Obligation in question was discharged by Parent, or make such disposition thereof as Parent shall direct (all without recourse to any Bank and without any representation or warranty by any Bank).

          Upon payment by Parent of any sums as provided above, all rights of Parent against Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Borrower Obligations owed by Borrower to the Banks.

          SECTION 10.  Miscellaneous.
                       -------------

     10.1 Definitions.  As used herein the following terms shall have the
          -----------
meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

          "Advance" shall have the meaning assigned that term in (S) 10.6(d).
           -------

          "Affected Bank" shall have the meaning assigned that term in (S)
           -------------
2.5(c).

          "Agent" shall mean Credit Suisse First Boston, and shall include (i)
           -----
any successor corporation thereto by merger, consolidation or otherwise and (ii) any successor to the Agent appointed pursuant to (S) 8.7.

          "Agreement" shall mean this Credit Agreement, as it may from time to
           ---------
time be amended, supplemented or otherwise modified.

          "Applicable Commitment Fee Percentage" shall mean the percentage
           ------------------------------------
specified as such in the table in the definition of "Applicable Rate" opposite the highest rating category in which Parent's senior unsecured debt is assigned a rating by either of Moody's or S&P.

          "Applicable Eurodollar Margin" shall mean the margin specified as such
           ----------------------------
in the table in the definition of "Applicable Rate" opposite the highest rating category in which Parent's senior unsecured debt is assigned ratings by either of Moody's or S&P.

          "Applicable Lending Office" shall mean, with respect to each Bank, (i)
           -------------------------
such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Rate" shall mean and include the Applicable Commitment Fee
           ---------------
Percentage for undrawn Commitments or Applicable Eurodollar Margin for any Loans and at any time will be determined based on the highest applicable Category set forth below (the highest category being Category A).

================================================================================
                  Ratings         Applicable Commitment     Applicable
   Criteria       (S&P/Moody's)   Fee Percentage            Eurodollar Margin
--------------------------------------------------------------------------------
   Category A:    A- or better/         .080%                   .400%
                  A3 or better
--------------------------------------------------------------------------------
   Category B:    BBB+/Baa1             .100%                   .450%
--------------------------------------------------------------------------------
   Category C:    BBB/Baa2              .125%                   .500%
--------------------------------------------------------------------------------
   Category D:    BBB-/Baa3             .150%                   .600%
--------------------------------------------------------------------------------
   Category E:    BB+ or below/
                  Ba1 or below          .200%                   .750%
================================================================================

          "Applicable Utilization Fee" shall mean on any day the applicable
           --------------------------
percentage specified as such in the table set forth below corresponding to (a) the percentage of the Total Commitments represented by the aggregate outstanding Loans on such day and (b) the highest rating category in which Parent's senior unsecured debt is assigned ratings by either of Moody's or S&P:

=========================================================================
  Criteria     Ratings           Usage * 25% and   Usage * 75% of Total
               (S&P/Moody's)       75% of Total    Commitments
                                 Commitments
------------------------------------------------------------------------
Category A:    A- or better/         .100%                 .200%
               A3 or better
------------------------------------------------------------------------
Category B:    BBB+ / Baa1           .125%                 .250%
------------------------------------------------------------------------
Category C:    BBB  / Baa2           .150%                 .300%
------------------------------------------------------------------------
Category D:    BBB- / Baa3           .250%                 .500%
=========================================================================

____________
* greater than sign

          "Bank" shall mean each Person listed on Schedule I hereto and any
           ----
other Person that shall have become a party hereto as a result of an assignment pursuant to Section 10.6(b)(A) hereto, other than any such Person that ceases to be a party hereto as a result of an assignment pursuant to Section 10.6(b)(A) hereto.

          "Bankruptcy Code" shall have the meaning assigned that term in (S)
           ---------------
6.5.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (i) the Prime Rate and (ii) 1/2 of 1% plus the Federal Funds Rate, each as in effect from time to time.

          "Base Rate Lending Office" means, with respect to each Bank, the
           ------------------------
office of such Bank specified as its "Base Rate Lending Office" on the signature pages to the Agreement or such other office of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

          "Base Rate Loan" shall mean any Loan during any period during which
           --------------
such Loan is bearing interest at the rates provided for in (S) 2.1(a).

          "Borrower" shall have the meaning assigned that term in the first
           --------
paragraph of this Agreement.

          "Borrower Obligations" shall mean all obligations of Borrower under
           --------------------
this Agreement to pay (i) the principal of and interest on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other payment obligations of Borrower hereunder.

          "Borrowing" shall mean the incurrence of one Type of Loan to the
           ---------
Borrower from all the Banks on a given date, all of which Eurodollar Loans shall have the same Interest Period, pursuant to (S) 1.2; provided, however, that Loans to the Borrower of a
                     --------  -------
different Type extended by one or more Banks pursuant to (S) 2.5(b) shall be considered a part of the related Borrowing.

          "Business Day" shall mean (i) for all purposes other than as covered
           ------------
by clause (ii) below, any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

          "Capital Lease Obligations" of any person shall mean obligations of
           -------------------------
such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Commitment", for each Bank, shall mean the amount specified opposite
           ----------
its name on Schedule I hereto or in the assignment pursuant to which such Bank shall have assumed its Commitment, as applicable, such Commitment to be reduced by the amount of any reduction thereto effected pursuant to (S) 1.8, (S) 6 and/or (S) 10.6(b)(A).

          "Commitment Fee" shall have the meaning assigned that term in (S) 1.7.
           --------------

          "Consolidated Capitalization of Parent" shall mean the sum of (A) the
           -------------------------------------
Consolidated Indebtedness of Parent and (B) (i) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of Parent and (ii) the aggregate amount of Hybrid Preferred Securities of Parent, except that for purposes of calculating Consolidated Capitalization of Parent, Consolidated Indebtedness of Parent shall exclude Non-Recourse Indebtedness of Parent and Consolidated Capitalization of Parent shall exclude that portion of shareholder equity attributable to assets securing Non-Recourse Indebtedness of Parent.

          "Consolidated Indebtedness of Parent" shall mean the consolidated
           -----------------------------------
Indebtedness of Parent (determined in accordance with GAAP), except that for purposes of this definition (1) Consolidated Indebtedness of Parent shall exclude Non-Recourse Indebtedness of Parent and (2) Consolidated Indebtedness of Parent shall exclude any Hybrid Preferred Securities of Parent.

          "Default" with respect to the Borrower, shall mean any event, act or
           -------
condition which with notice or lapse of time or both would constitute an Event of Default with respect to the Borrower.

          "Eligible Transferee" shall mean and include a commercial bank,
           -------------------
financial institution or other "accredited investor" (as defined in SEC Regulation D).

          "Eurodollar Lending Office" shall mean, with respect to each Bank, the
           -------------------------
office of such Bank specified as its "Eurodollar Lending Office" on the signature pages to the Agreement or such other office of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

          "Eurodollar Loan" shall mean any loan during any period during which
           ---------------
such Loan is bearing interest at the rates provided for in (S) 2.1(b).

          "Event of Default" shall mean each of the Events of Default specified
           ----------------
in (S) 6.

          "Expiry Date" shall mean the earlier of April 4, 2001 and the
           -----------
termination in whole of the Total Commitments pursuant to (S) 1.8 or (S) 6.

          "Federal Funds Rate" shall mean for any day, a fluctuating interest
           ------------------
rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles applied on a consistent basis.

          "Granting Bank" shall have the meaning assigned that term in (S)
           -------------
10.6(d).

          "Guarantee" of or by any person shall mean any obligation, contingent
           ---------
or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the
                                                     --------  -------
term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hybrid Preferred Securities of Parent" means (1) the preferred
           -------------------------------------
securities and subordinated debt described in the Prospectus dated as of April 3, 1997 of PP&L Capital Trust and PPL and the preferred securities and subordinated debt described in the Prospectus dated as of June 9, 1997 of PP&L Capital Trust II and PPL (collectively, the "Existing TOPrS") and (2) any additional preferred securities and subordinated debt (with a maturity of at least twenty years) similar to the Existing TOPrS and in an aggregate amount not to exceed $100,000,000, issued by business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly-owned Subsidiaries) at all times by Parent or

PPL, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of Parent or a Subsidiary of Parent, as the case may be, and
(B) payments made from time to time on the subordinated debt.

          "Indebtedness" of any person shall mean, without duplication, (a) all
           ------------
obligations of such person for borrowed money, (b) all obligations of such person with respect to deposits or advances of any kind, (c) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding any trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed but shall not include any obligations that are without recourse to such person, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances.

          "Interest Period"  shall mean (a) as to any Eurodollar Loan, the
           ---------------
period commencing on the date of such Loan or on the last day of the most recent Interest Period applicable thereto and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect in a Notice of Borrowing or Notice of Conversion and (b) as to any Base Rate Loan, the period commencing on the date of such Loan and ending on the Expiry Date or the date of prepayment of such Loan. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period
                                     --------
applicable to a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

          "Interest Rate Protection Agreement" shall mean any agreement
           ----------------------------------
providing for an interest rate swap, cap or collar, or for any other financial arrangement designed to protect against fluctuations in interest rates.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed
           ----
of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vender or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" shall have the meaning assigned that term in (S) 1.1.
           ----

          "Loan Documents" shall have the meaning assigned that term in (S) 8.1.
           --------------

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor
           -------
thereto.

          "Morgan Stanley Revolving Credit Agreement" means the Revolving Credit
           -----------------------------------------
Agreement, dated as of December 21, 2000, among the Borrower, the Parent, Morgan Stanley Senior Funding, Inc. and banks named therein.

          "Net Cash Proceeds" means, (i) with respect to the incurrence or
           -----------------
issuance of any Specified Debt by the Parent, the Borrower or PPL Energy Supply or (ii) with respect to the issuance of any Specified Equity by the Parent or the Borrower, the aggregate amount of cash received by or on behalf of such respective entities in connection with such transaction, after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an affiliate of such Person and are properly attributable to such transaction provided that the term "Net
                                                  --------
Cash Proceeds" shall not include (i) the first $50,000,000 in the aggregate of cash received with respect to incurrences or issuances of Specified Debt and
(ii) the first $50,000,000 in the aggregate of cash received with respect to issuances of Specified Equity.

          "Non-Recourse Indebtedness of Parent" shall mean (a) indebtedness that
           -----------------------------------
is nonrecourse to Parent, the Borrower or any of PPL's Subsidiaries and (b) any transition bonds issued by PP&L Transition Bond Company LLC, a subsidiary of PPL, or any similar special purpose company organized for the purpose of issuing bonds payable from revenues associated with intangible transition property created under the Pennsylvania Electricity Generation Customer Choice and Competition Act or other assets of PP&L Transition Bond Company LLC or any such other special purpose company, provided that (i) such bonds are nonrecourse to
                               --------
PPL or any of its subsidiaries (other than PP&L Transition Bond Company LLC or any such other special purpose company) and (ii) the aggregate amount of such transition bonds shall not exceed $2,850,000,000.

          "Notice of Borrowing" shall have the meaning assigned that term in (S)
           -------------------
1.2.

          "Notice of Conversion" shall have the meaning assigned that term in
           --------------------
(S) 2.4(a).

          "Parent" shall have the meaning assigned that term in the first
           ------
paragraph of this Agreement.

          "Payment Office" shall mean
           --------------

               (i) for notice purpose, the office of the Agent located at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Andrea E. Shkane or such other office as the Agent may hereafter designate in writing as such to the other parties hereto; and

               (ii) for payment purposes,

                         The Bank of New York, NY,

                         SWIFT: IRVTUS3SN

                         ABA 021 000 018, CHIPS 0001

                         A/C # 8900329262

                         A/C Name: CSFBNY-Loan Clearing

          "Permitted Liens" shall mean (a) Liens for taxes, assessments or
           ---------------
governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings for which Parent has provided appropriate reserves for the payment thereof in accordance with GAAP; (b) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (c) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to Parent; (d) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings; (e) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one time outstanding, and (f) other Liens not otherwise referred to in the foregoing clauses (a) through (e) above, provided that such
                                                            --------
other Liens do not secure at any time obligations in an aggregate amount in excess of $100,000,000 at any time outstanding.

          "Persons" shall mean and include any individual, firm, corporation,
           -------
association, trust or other enterprise or any governmental or political subdivision or agency, department or instrument thereof.

          "PPL" shall mean PPL Electric Utilities Corporation, a Pennsylvania
           ---
corporation.

          "PPL Energy Supply" shall mean PPL Energy Supply LLC, a Delaware
           -----------------
limited liability company, or a substitute entity established for the purposes of holding all the unregulated businesses of the Parent and providing financing therefor.

          "Prime Rate" shall mean the rate which Citibank, N.A. announces from
           ----------
time to time as its prime lending rate, such Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Citibank, N.A. may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Quoted Rate" shall mean, with respect to any Eurodollar Loan for any
           -----------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) 2 Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Quoted Rate" with respect to such Eurodollar
                                    -----------
Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Register" shall have the meaning provided in 1.4(b).
           --------

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect or any successor to all or a portion thereof establishing reserve requirements.

          "Required Banks" shall mean Banks having Loans the outstanding
           --------------
principal amount of which aggregate (or, if no Loans are outstanding, Banks with Commitments aggregating) at least the majority of the aggregate outstanding principal amount of all Loans (or of the Total Commitment).

          "SEC" shall have the meaning assigned that term in (S) 5.1(c).
           ---

          "SEC Regulation D" shall mean Regulation D as promulgated under the
           ----------------
Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "SPC" shall have the meaning assigned that term in (S) 10.6(d).
           ---

          "Specified Debt" shall mean, with respect to the Parent, the Borrower
           --------------
or PPL Energy Supply, any Indebtedness of the Parent, the Borrower or PPL Energy Supply, of the character described in clauses (a) or (c) of the definition thereof, but in each case excluding (i) commercial paper issuances, (ii) any such Indebtedness issued to or held by any affiliate of the Parent, the Borrower or PPL Energy Supply, and (iii) any such indebtedness incurred by the Borrower pursuant to the Morgan Stanley Revolving Credit Agreement.

          "Specified Equity" shall mean, (a) with respect to the Parent or the
           ----------------
Borrower, shares of capital stock of the Parent or the Borrower, or securities convertible into or exchangeable for the shares of capital stock of the Parent or the Borrower (but in each case excluding shares of common stock issued pursuant to the Parent's direct stock purchase and dividend reinvestment plan, structured equity shelf program and the Parent's stock plans for directors, officers and employees, and any capital stock issued to or held by a Person which immediately prior to such transaction was an affiliate of the Parent or the Borrower), and (b) with respect to the Parent, issuance of equity with proceeds exceeding $50,000,000 by a subsidiary, which is recorded on the books of the Parent and its consolidated subsidiaries as a minority interest.

          "S&P" shall mean Standard & Poor's Ratings Group or any successor
           ---
thereto.

          "Subsidiary" shall mean any company, partnership, association or other
           ----------
business entity in which any Person and its Subsidiaries now have or may hereafter acquire an aggregate of at least 50% of the voting stock or ownership interests.

          "Taxes" shall have the meaning assigned that term in (S) 3.4.
           -----

          "Total Commitment" shall mean the aggregate of all the Commitments of
           ----------------
all the Banks.

          "Type" shall mean any type of Loan, i.e., whether a Loan is a Base
           ----                               ----
Rate Loan or a Eurodollar Loan.

          "Unaffected Bank" shall have the meaning assigned that term in (S)
           ---------------
2.5(c).

          "written" or "in writing" shall mean any form of written communication
           -------      ----------
or a communication by means of telex, telecopier device, telegraph or cable.

     10.2 Accounting Principles.  All statements to be prepared and
          ---------------------
determinations to be made under this Agreement, including (without limitation) those pursuant to (S) 5, shall be prepared and made in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the audited financial statements of Parent for the fiscal year ended December 31, 1999, referred to in (S) 7.4, except for changes in accounting principles consistent with GAAP.

     10.3 Exercise of Rights.  Neither the failure nor delay on the part of
          ------------------
any of the Banks to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Banks would otherwise have. No notice to or demand on Borrower or Parent in any case shall entitle Borrower or Parent, as applicable, to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks to any other or further action in any circumstances without notice or demand.

     10.4 Amendment and Waiver.  Neither this Agreement nor any other Loan
          --------------------
Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and Parent, and the Required Banks, provided that no such
                                                       --------
change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby, (i) extend the final scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest or Commitment Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this (S) 10.4, (iii) reduce the percentage specified in the definition of Required Banks or (iv) consent to the assignment or transfer by Borrower or Parent of any of its rights and obligations under this Agreement or the release of Parent from its guarantee hereunder; provided further, that no such change,
                                        -------- -------
waiver, discharge or termination shall (x) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Bank) or (y) without the consent of the Agent, amend, modify or waive any provision of (S) 8 as such Section applies to such Agent or any other provision as such Section relates to the rights or obligations of such Agent.

     10.5  Expenses; Indemnification.  (a)  The Borrower agrees to pay all
           -------------------------
reasonable out-of-pocket expenses (i) of the Agent incurred in connection with the preparation, execution, delivery, enforcement and administration (exclusive of any internal overhead expenses) of this Agreement and any and all agreements supplementary hereto and the making and repayment of the Loans and the payment of interest, including, without limitation, the reasonable fees and expenses of Sullivan & Cromwell, counsel for the Agent and (ii) of the Agent and each Bank incurred in connection with the enforcement of this Agreement, including, without limitation, the reasonable fees and expenses of any counsel for any of the Banks with respect to such enforcement; provided that neither the Borrower
                                            --------
nor Parent shall be liable for any fees, charges or disbursements of any counsel for the Banks or the Agent other than Sullivan & Cromwell associated with the preparation, execution and delivery of this Agreement and the closing documentation contemplated hereby.

           (b) The Borrower further agrees to pay, and to save the Agent and the Banks harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with the Borrower's execution or delivery of this Agreement, its borrowings hereunder, or the issuance of any notes or of any other instruments or documents provided for herein or delivered or to be delivered by it hereunder or in connection herewith.

           (c) The Borrower agrees to indemnify the Agent and each Bank and each of their respective affiliates, directors, officers and employees (each such person being called an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Loan; provided that such indemnification shall not extend
                             --------
to disputes solely among the Agent and the Banks; and provided further that such
                                                      -------- -------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

           (d) All obligations provided for in this (S) 10.5 shall survive any termination of this Agreement or the resignation, withdrawal or removal of any Bank.

     10.6  Successors and Assigns.  (a)  This Agreement shall be binding upon
           ----------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that neither Borrower nor Parent may
                               --------
assign or transfer any of its interests hereunder, except to the extent any such assignment results from the consummation of a transaction permitted under (S) 5.2, without the prior written consent of the Banks and provided further that
                                                        -------- -------
the right of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this (S) 10.6, provided that nothing in this (S) 10.6 shall prevent or prohibit any Bank
      --------
from pledging its rights under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such

Federal Reserve Bank. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Bank, duly execute and deliver to the assigning Bank a promissory note evidencing its Commitment or Loans made by the assigning Bank hereunder.

           (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

           (A) Assignments.  Each Bank may assign all or a portion of its rights
               -----------
     and obligations hereunder pursuant to this clause (b)(A) to (x) one or more Banks or any affiliates of any Bank or (y) one or more other Eligible Transferees, provided that (i) any such assignment pursuant to clause (y)
                  --------
     above shall be in the aggregate amount of at least $5,000,000, (ii) after giving effect to any such assignment pursuant to clause (x) or (y) above, no Bank shall have a Commitment of less than $5,000,000 unless such Bank's Commitment is reduced to zero pursuant to such assignment, and (iii) any assignment pursuant to clause (y) shall require the consent of the Borrower, which consent shall not be unreasonably withheld. Assignments will only be effective if the Agent shall have received a written notice from the assigning Bank and the assignee and payment of a nonrefundable assignment fee of $2,500 to the Agent by either the assigning Bank or the assignee. No later than five Business Days after its receipt of any written notice of assignment, the Agent will record such assignment, and the resultant effects thereof on the Commitment of the assigning Bank and, in the case of an assignment, the assignee, in the Register, at which time such assignment shall become effective, provided that the Agent shall not
                                             --------
     be required to, and shall not, so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Banks for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with (S) 10.4 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Banks. Upon the effectiveness of any assignment pursuant to this clause (b)(A), the assignee will become a "Bank" for all purposes of this Agreement and the other Loan Documents with a Commitment as so recorded by the Agent in the Register, and to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned.

           (B) Participations.  Each Bank may transfer, grant or assign
               --------------
     participations in all or any part of such Bank's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided that (i) such Bank shall remain a "Bank" for all purposes of this
     --------
     Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have any rights under the Agreement or other Loan Document or any rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans or the Commitment in which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post- default increases in interest rates) or Commitment Fee or other fees applicable to any of the

     Loans or Commitments in which such participant is participating or postpone the payment of any thereof or reduce the principal amount of any Loan (except to the extent repaid in cash) or (z) release Parent from its obligations as a guarantor hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, provided that such participant shall
                                           --------
     be entitled to receive additional amounts under (S)(S) 1.6, 2.5 and 3.4 on the same basis as if it were a Bank but in no case shall be entitled to any amount greater than would have been payable had the Bank not sold such participations.

           (c) Each Bank hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Agreement represent, that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) and (b), the disposition of
--------
any promissory notes or other evidences of or interests in Loans held by such Bank shall at all times be within its exclusive control.

           (d) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an
         -------------
"SPC"), identified as such in writing from time to time by the Granting Bank to
 ---
the Agent and the Borrower, the option to provide to the Borrower all or any part of any advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to the Agreement (an "Advance"); provided that (i)
                                               -------    --------
nothing herein shall constitute a commitment by any SPC to make any Advance and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (All liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial papers or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this (S) 10.6, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advance to the Granting Bank or to any financial institutions (consented to by the Borrower and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This (S) 10.6(d) may not be amended without the written consent of any SPC which then holds an outstanding Advance.

           Notwithstanding the foregoing provisions of this Section 10.6(d), (1) an SPC shall not be deemed to be a bank or a participant and shall have no rights under this Agreement except as provided in this Section 10.6(d), and in particular, but not by the way of limitation, shall have no rights to compensation for increased costs pursuant to Section 2.5 in excess of the amount which would otherwise have been payable to the Granting Bank if it had provided the Advances which were provided by the SPC, (2) the Granting Bank's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (3) the Granting Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (4) the Borrower, the Agent and the Banks shall continue to deal solely and directly with the Granting Bank in connection with such Granting Bank's rights and obligations under the Agreement.

     10.7  Notices, Requests, Demands.  All notices, requests, demands or other
           --------------------------
communications to or upon the respective parties hereto shall be deemed to have been given or made (i) in the case of notice by mail, when actually received, and (ii) in the case of telecopier notice sent over a telecopier machine owned or operated by a party hereto, when sent, in each case addressed to the party or parties to which such notice is given at their respective addresses shown below their signatures hereto or at such other address as such party may hereafter specify in writing to the others. No other method of giving notice is hereby precluded.

     10.8  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or otherwise made in writing by Borrower or Parent in connection herewith shall survive the execution and delivery of this Agreement.

     10.9  Governing Law.  This Agreement and the rights and obligations of the
           -------------
parties under this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     10.10 Counterparts.  This Agreement may be executed in any number of
           ------------
copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with the Borrower, Parent and the Agent.

     10.11 Terms Generally.   All references herein to the "date hereof", the
           ---------------
"date of this Agreement", or words of similar import, shall be construed as referring to January 3, 2001.

     10.12 Effectiveness.  This Agreement shall become effective on the Closing
           -------------
Date.

     10.13 Transfer of Office.  (a)  Each Bank may transfer and carry its Loans
           ------------------
at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided that such Bank shall continue to bear all of its obligations
      --------
under this Agreement; and provided further that the Borrower shall not be
                          -------- -------
responsible for costs arising under (S) 1.6, 2.5 or 3.4 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

           (b) Upon a Bank becoming aware of any event which will entitle it to any additional amount pursuant to (S) 2.5(a) or (S) 3.4, such Bank shall take all reasonable steps (including but not limited to making, maintaining or funding the affected Loan through another office of such Bank) to avoid or reduce the additional amount payable by the Borrower; provided
                                                      --------
that, such steps will not result in any additional costs, liabilities or expenses (not reimbursable by the Borrower) to such Bank and are not otherwise inconsistent with the interests of such Bank determined in good faith.

       10.14   Proration of Payments.  The Banks agree among themselves that,
               ---------------------
with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Loans, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Banks on the basis of the amounts then owed each of them in respect of such obligation, whether received by voluntary payment, by realization upon security, by the exercise of any right of set-off or bankers' lien, by counterclaim or cross action, under or pursuant to this Agreement or otherwise. Each of the Banks agrees that if it should receive any payment on its Loans of a sum or sums in excess of its pro rata portion, then the Bank receiving such excess payment
              --- ----
shall purchase for cash from the other Banks an interest in the Loans of such Banks in such amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid amount of all outstanding Loans then held by all of the Banks. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this (S) 10.14 may exercise all its rights with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

       10.15   Jurisdiction; Consent to Service of Process.  (a)  Each of
               -------------------------------------------
Borrower and Parent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against any of Borrower, Parent or their properties in the courts of any jurisdiction.

               (b) Each of Borrower and Parent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

       10.16   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE
               --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       10.17   Headings Descriptive.  The headings of the various provisions of
               --------------------
this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                           PPL CAPITAL FUNDING, INC.




                           By______________________________
                              Name:
                              Title:


                           PPL CORPORATION, as Guarantor




                           By______________________________
                              Name:
                              Title:


                           CREDIT SUISSE FIRST BOSTON,
                           Individually and as Agent




                           By______________________________
                              Name:
                              Title:



                           By______________________________
                              Name:
                              Title:

                                  Bank Address
                                  ------------

--------------------------------------------------------------------------------
       Name of Bank and Address          Phone Number(s)     Fax Number(s)
--------------------------------------------------------------------------------
Domestic Lending Office:
-----------------------
Credit Suisse First Boston               (212) 325-2000
Eleven Madison Avenue
New York, New York 10010-3629
Credit Contact:
--------------
Andrea E. Shkane, VP                     (212) 325-6513      (212) 325-8320
James H. Lee                             (212) 325-9104      (212) 325-8320
--------------------------------------------------------------------------------
Administrative Contact:
----------------------
Credit Suisse First Boston
Five World Trade Center, 8/th/ Floor
New York, New York 10048-0928
Attention: Jenaro Sarasola               (212) 322-1384      (212) 335-0593

--------------------------------------------------------------------------------

                                                                      SCHEDULE I


     BANK                                                         COMMITMENT
     ----                                                         ----------

     CREDIT SUISSE FIRST BOSTON...............................   $200,000,000


                            TOTAL COMMITMENT..................   $200,000,000

                                   EXHIBIT A


                                PROMISSORY NOTE

[amount]                                                            [date]


          PPL Capital Funding, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of Credit Suisse First Boston (the "Bank"), at the office of Credit Suisse First Boston, at Eleven Madison Avenue, New York, New York 10010-3629, in lawful money of the United States, the principal sum of [amount] Million and No/100 Dollars, by or on April 4, 2001, as defined in the Credit Agreement (hereinafter defined).

          This Note shall bear interest as set forth in the Credit Agreement. If interest or principal on the loan evidenced by this Note becomes due and payable on a day which is not a Business Day, as defined in the Credit Agreement, the maturity thereof shall be extended and interest shall be payable thereon at the rate specified in the Credit Agreement during such extension.

          This Note is one of the promissory notes referred to in that certain Credit Agreement, dated as of January 3, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PPL Corporation, a Pennsylvania corporation (the "Parent"), PPL Capital Funding, Inc., a Delaware corporation (the "Borrower"), Credit Suisse First Boston, as agent and as a bank, and any other banks named therein, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Note is not negotiable and may be assigned only upon the terms and conditions specified in the Credit Agreement.

          All changes in interest determination on the Loan made pursuant to the Credit Agreement and all payments of principal hereof may be indicated by the Bank upon the grid attached hereto which is a part of this Note. Such notations shall be presumptive as to the aggregate unpaid principal and interest due under this Loan.

                                               PPL CAPITAL FUNDING, INC.




                                               By___________________________
                                                  Name:
                                                  Title:

                       TERM LOAN AND PRINCIPAL PAYMENTS

Aggregate Principal Amount of Loan:

Borrowing Date:


       ---------    ----------  ---------       ---------
                                                Amount of
                     Interest   Amount of        Unpaid
        Interest    Period (if  Principal       Principal              Notation
Date   Rate Basis  applicable)   Repaid          Balance    Total      Made By
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

                                   EXHIBIT D



                         PARENT COMPLIANCE CERTIFICATE

                                PPL CORPORATION

                                 ____________

                                     (date)



          The undersigned certifies, as of [          ], that the following
information concerning PPL Corporation, a Pennsylvania corporation ("Parent") is true and correct:

     A.   Consolidated Indebtedness of Parent:               __________

     B.   Consolidated Capitalization of Parent:             __________

     C.   Consolidated Indebtedness of Parent
          to Consolidated Capitalization of Parent
          (A divided by B):                                            1
                                                              ---------




                                PPL CORPORATION




                                By ________________________
                                   Name:
                                   Title:



__________________________

/1/  If such number is greater than .70, then a Default exists.